UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2006

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

    On February 16, 2006, the Registrant will be meeting with investors and analysts at its corporate headquarters. During this meeting, the Registrant expects to confirm 2006 GAAP guidance of revenues of $3.1 billion, net income of $95 to $97 million and earnings per share of $2.37 to $2.42.   In addition to reaffirming 2006 guidance, the Registrant expects to discuss its strategy, opportunities and outlook.

Cautionary Statement Regarding Forward-Looking Statements

    This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, including statements related to the Registrant’s expected 2006 financial results, are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Registrant’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. Additional information concerning these and other important risks and uncertainties can be found under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Registrant’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on February 14, 2006, which contains discussions of the Registrant’s business and the various factors that may affect it.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2006	WELLCARE HEALTH PLANS, INC. /s/ THADDEUS BEREDAY Thaddeus Bereday Senior Vice President and General Counsel